Exhibit 16.1


February 10, 2006


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: InterDigital Communications Corporation Savings and Protection Plan File No. 333-66626

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of InterDigital Communications Corporation Savings and Protection Plan dated March 24, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/Grant Thornton LLP
     Suite 3100
     Two Commerce Square
     2001 Market Street
     Philadelphia, PA 19103-7080